Pursuant to the resolution of the Board of Directors of
Champion Enterprises, Inc. (the "Company"), on             ,
1996, the second sentence in Section 13 of the Company's 1990
Nonqualified Stock Option Plan, entitled "Non-Assignability", is amended and restated to read as follows:

     "Further, no shares of Company Common Stock acquired under the Program shall be sold or otherwise transferred until the expiration of six months after purchase; provided however, that the six-month transfer restriction, or the remaining portion thereof, as applicable, shall be waived in the event that a participant's employment is terminated by the Company due to the Company's June 1996 corporate reorganization, and the participant's employment termination occurs during such six-month period."


     This Third Amendment to the Company's 1990 Stock Option
Program is hereby executed on                 , 1996.


                              CHAMPION ENTERPRISES, INC.


                              By:
                                   Walter R. Young, Jr.
                                   Chairman, President and
                                   Chief Executive Officer